EXHIBIT 25
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                            FORM T-1

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

     STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
     OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
        OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  x

                PNC BANK, NATIONAL ASSOCIATION
      (Exact Name of Trustee as Specified in its Charter)

                         NOT APPLICABLE
               (Jurisdiction of incorporation or
           organization if not a U.S. national bank)

                           25-1197336
              (I.R.S. Employer Identification No.)

                         One PNC Plaza
 Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania  15222
      (Address of principal executive offices - Zip code)

 F. J. Deramo, Vice President, PNC Bank, National Association
 27th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania  15222
                         (412) 762-3666
   (Name, address and telephone number of agent for service)

                  ALUMINUM COMPANY OF AMERICA
      (Exact name of obligor as specified in its charter)

                          Pennsylvania
 (State or other jurisdiction of incorporation or organization)

                           23-0317820
              (I.R.S. Employer Identification No.)

                        425 Sixth Avenue
              Pittsburgh, Pennsylvania 15219-1850
      (Address of principal executive offices - Zip code)

                        DEBT SECURITIES
              (Title of the indenture securities)
_________________________________________________________________
_________________________________________________________________

Item 1.  General information.

     Furnish the following information as to the trustee:

       (a)  Name and address of each examining or
            supervising authority to which it is subject.

          Comptroller of the Currency           Washington, D.C.
          Federal Reserve Bank of Cleveland     Cleveland, Ohio
          Federal Deposit Insurance Corporation Washington, D.C.

       (b)  Whether it is authorized to exercise
            corporate trust powers.

            Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

          Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

Item 3 through Item 14.

     The issuer currently is not in default under any of its outstanding securities for which PNC Bank, National
     Association is trustee.  Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1
     General Instructions B.

Item 15.  Foreign trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

              Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit T-1-1  -    Articles of Association of the trustee,
                         with all amendments thereto, as
                         presently in effect, filed as Exhibit 1
                         to Trustee's Statement of Eligibility
                         and Qualification, Registration
                         No. 33-58107 and incorporated herein
                         by reference.

     Exhibit T-1-2  -    Copy of Certificate of the
                         Authority of the Trustee to Commence
                         Business, filed as Exhibit 2 to
                         Trustee's Statement of Eligibility and
                         Qualification, Registration No. 2-58789
                         and incorporated herein by reference.

     Exhibit T-1-3  -    Copy of Certificate as to
                         Authority of the Trustee to Exercise
                         Trust Powers, filed as Exhibit 3
                         to Trustee's Statement of Eligibility
                         and Qualification, Registration No. 2-
                         58789, and incorporated herein by
                         reference.

     Exhibit T-1-4  -    The By-Laws of the trustee, as
                         presently in effect, filed as
                         Exhibit 4 to Trustee's Statement of
                         Eligibility and Qualification,
                         Registration No. 33-58107 and
                         incorporated herein by reference.

     Exhibit T-1-5  -    The consent of the trustee required
                         by Section 321(b) of the Act.

     Exhibit T-1-6  -    The copy of the Balance Sheet
                         taken from the latest Report
                         of Condition of the trustee published
                         in response to call made by
                         Comptroller of the Currency under
                         Section 5211 U.S. Revised Statutes.


                              NOTE

    The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive

officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of

(b) above, upon an examination of the trustee's records.  While the trustee has no reason to doubt the accuracy of any such

information furnished by the obligor, it cannot accept any

responsibility therefor.










                 Signature appears on next page




                           SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and Commonwealth of Pennsylvania on June 28, 1995.

                                 PNC BANK, NATIONAL ASSOCIATION
                                 (Trustee)


                                 By___________________________
                                           F. J. Deramo
                                           Vice President



                                                 EXHIBIT T-1-5


                       CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust

Indenture Act of 1939, as amended by the Trust Indenture Reform

Act of 1990, in connection with the proposed issuance by

Universal Health Services, Inc. (a Delaware Corporation) of Debt

Securities, we hereby consent that reports of examination by

Federal, State, Territorial, or District authorities may be

furnished by such authorities to the Securities and Exchange

Commission upon request therefor.


                                PNC BANK, NATIONAL ASSOCIATION
                                (Trustee)


                                By_____________________________
                                            F. J. Deramo
                                            Vice President


Dated:  June 28, 1995
                                                 EXHIBIT T-1-6



                      SCHEDULE RC - BALANCE SHEET
                                  FROM
                          REPORT OF CONDITION
           Consolidating domestic and foreign subsidiaries of
                     PNC BANK, NATIONAL ASSOCIATION
               of PITTSBURGH in the state of PENNSYLVANIA
                      at the close of business on
                             March 31, 1995
                   filed in response to call made by
                      Comptroller of the Currency,
            under title 12, United States Code, Section 161
                           Charter Number 540
           Comptroller of the Currency Northeastern District


                             BALANCE SHEET


                                                        Thousands
                                                           of
                                                        Dollars

                                 ASSETS

Cash and balances due from depository institutions
   Noninterest-bearing balances and currency and coin    $1,980,063
   Interest-Bearing Balances                                  3,173
Securities
   Held-to-maturity securities                           12,699,638
   Available-for-sale securities                          2,363,184
Federal funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBFs:
   Federal funds sold                                       276,350
   Securities purchased under agreements to resell                0
Loans and lease financing receivables:
   Loans and leases, net of unearned income   $25,094,120
   LESS:  Allowance for loan and lease losses     646,947
   Loans and leases, net of unearned income,  -----------
      allowance and reserve                              24,447,173
Assets held in trading accounts                                 138
Premises and fixed assets (including capitalized leases)    483,870
Other real estate owned                                      55,761
Investments in unconsolidated subsidiaries and
   associated companies                                      38,589
Customers' liability to this bank on acceptances
    outstanding                                              52,021
Intangible assets                                           717,701
Other assets                                                699,623
                                                       ------------
    Total Assets                                       $ 43,817,284
                                                       ============
                         LIABILITIES

Deposits:
   In domestic offices                                  $21,366,354
      Noninterest-bearing            $ 4,976,904
      Interest-bearing                16,389,450
   In foreign offices, Edge and Agreement
      subsidiaries,
      and IBFs                                           1,425,937
      Noninterest-bearing           $     10,040
      Interest-bearing                 1,415,897
Federal funds purchased and securities
   sold under agreements to repurchase
   in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased                            2,023,500
     Securities sold under agreements to repurchase     5,791,230
Demand notes issued to U.S. Treasury                      714,674
Trading Liabilities                                            62
Other borrowed money
   With original maturity of one year or less           6,416,198
   With original maturity of more than one year         1,862,966
Mortgage indebtedness and obligations under
   capitalized leases                                       5,273
Bank's liability on acceptances executed and outstanding   52,021
Subordinated notes and debentures                         155,000
Other liabilities                                         605,070
                                                       ----------
Total liabilities                                      40,418,285


                        EQUITY CAPITAL

Common Stock                                               30,850
Surplus. . . .                                          1,343,808
Undivided profits and capital reserves                  2,082,568
Net unrealized holding gains (losses) on
   available-for-sale securities                          (58,227)

Total equity capital                                    3,398,999
                                                     ------------
Total liabilities and equity capital                 $ 43,817,284
                                                     ============